Exhibit 99.1

JMP Group Reports Second Quarter 2012 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 25, 2012--JMP Group Inc. (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and six months ended June 30, 2012.

  Operating net income was $3.0 million, or $0.13 per diluted share, compared to $4.9 million, or $0.22 per share, for the second quarter of 2011. For the six months ended June 30, 2012, operating net income was $7.5 million, or $0.33 per share, compared to $11.2 million, or $0.49 per share, for the six months ended June 30, 2011.
  Excluding the financial impact of gains recognized by JMP Credit Corporation on the sale or payoff of loans initially acquired in April 2009, adjusted operating net income was $0.13 per diluted share, an increase of 8.3% from $0.12 per share for the second quarter of 2011. For the six months ended June 30, 2012, adjusted operating net income was a record $0.32 per share, an increase of 3.2% from $0.31 for the six months ended June 30, 2011. For more information on operating net income and adjusted operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”
  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $1.6 million, or $0.07 per diluted share, compared to net income of $1.5 million, or $0.07 per share, for the second quarter of 2011. For the six months ended June 30, 2012, the net loss was $1.3 million, or 0.06 per share, compared to net income of $5.1 million, or $0.22 per share, for the six months ended June 30, 2012.
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $27.7 million, compared to $36.6 million for the second quarter of 2011. For the six months ended June 30, 2012, adjusted net revenues were $62.9 million, compared to $81.5 million for the six months ended June 30, 2011. Further excluding net gains or losses on the sale or payoff of acquired loans, adjusted net revenues would have been $27.9 million and $62.4 million for the quarter and six months ended June 30, 2012, respectively, and $30.4 million and $69.6 million for the quarter and six months ended June 30, 2011, respectively. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues on a GAAP basis were $26.6 million and $58.0 million for the quarter and six months ended June 30, 2012, respectively, compared to $31.5 million and $74.4 million for the quarter and six months ended June 30, 2011, respectively.

“Our second quarter results reflected the negative impact of investors’ renewed global-macro concerns on the U.S. equity capital markets, which led to a decline in our investment banking and institutional brokerage revenues and hurt the overall investment performance of our hedge fund strategies,” said Chairman and Chief Executive Officer Joe Jolson. “Nevertheless, JMP produced adjusted operating EPS, which excludes acquired loan sale profits, of $0.13 for the second quarter and a record $0.32 for the first half. The better-than-expected quarter was partially due to unusual income of roughly $0.03 per share related to the ending of our advisory agreement with New York Mortgage Trust. Challenged by limited underwriting activity and declining institutional equity trading volumes, JMP Securities still managed to contribute a penny to adjusted operating EPS for the quarter, while Harvest Capital Strategies contributed $0.05 (including the aforementioned $0.03 of unusual income). JMP Credit, which includes net interest income from Harvest Capital Credit, once again posted strong results, adding $0.14 per share on an adjusted operating earnings basis.”

Revenues

Investment Banking

Investment banking revenues were $9.1 million for the quarter, a decrease of 9.2% from $10.1 million for the second quarter of 2011. For the six months ended June 30, 2012, investment banking revenues were $25.8 million, a decrease of 14.8% from $30.3 million for the six months ended June 30, 2011.

A statement of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2012		Mar. 31, 2012		June 30, 2011		June 30, 2012		June 30, 2011
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	16	$6,729	23	$9,024	17	$6,069	39	$15,753	40	$18,404
Debt and convertible securities	5	642	5	1,459	4	571	10	2,101	6	5,825
Private capital markets and other	3	1,047	2	2,200	2	1,901	5	3,247	5	3,480
Strategic advisory	1	715	5	3,976	5	1,518	6	4,691	7	2,575
Total	25	$9,133	35	$16,659	28	$10,059	60	$25,792	58	$30,284

Brokerage

Net brokerage revenues were $5.4 million for the quarter, a decrease of 12.5% from $6.2 million for the second quarter of 2011. For the six months ended June 30, 2012, net brokerage revenues totaled $10.9 million, a decrease of 12.6% from $12.5 million for the six months ended June 30, 2011.

Asset Management

Asset management fees and other related revenues were $6.2 million for the quarter, a decrease of 10.4% from $6.9 million for the second quarter of 2011. For the six months ended June 30, 2012, asset management fees and other related revenues were $10.8 million, a decrease of 3.3% from $11.1 million for the six months ended June 30, 2011. Asset management revenues in the second quarter of 2012 included unusual revenues of $1.7 million associated with the conclusion of Harvest Capital Strategies’ advisory relationship with New York Mortgage Trust, Inc. Excluding these revenues, asset management-related fee revenues would have been down 35.4% and 18.9% year-over-year for the quarter and six months ended June 30, 2012, respectively. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at June 30, 2012 totaled $1.1 billion, including $684.3 million of funds managed by Harvest Capital Strategies and $459.2 million par value of loans and cash underlying the collateralized loan obligation managed by JMP Credit Advisors. Client assets under management were $1.2 billion at March 31, 2012 and $1.3 billion at June 30, 2011. Including sponsored funds, client assets under management totaled $1.6 billion at June 30, 2012, compared to $2.1 billion at March 31, 2012 and $2.4 billion at June 30, 2011.

During the second quarter, Expo Health Sciences Master Fund, a hedge fund sponsored by Harvest Capital Strategies that represented $497.9 million of assets under management at March 31, 2012, elected to liquidate, returning all capital to its limited partners in mid-July. Accordingly, because all fund balances are recorded net of pending redemptions for the purposes of JMP Group’s financial reporting, Expo was deemed to have no assets under management at June 30, 2012, resulting in a significant drop-off in JMP Group’s reported client assets under management including sponsored funds. Expo contributed $0.3 million in asset management-related fee revenues in the second quarter of 2012, adding less than $0.01 per share in adjusted operating earnings to Harvest Capital Strategies’ and JMP Group’s results for the period.

At June 30, 2012, private capital, including corporate credit, small business lending, REIT advisory services, venture capital and distressed mortgage investments, represented 63.5% of client assets under management including sponsored funds.

Principal Transactions

Principal transactions generated net revenues of $7.8 million for the quarter, an increase of 204.6% from $2.6 million for the second quarter of 2011. For the six months ended June 30, 2012, principal transactions generated net revenues of $14.3 million, an increase of 130.7% from $6.2 million for the six months ended June 30, 2011. JMP Group’s investment in Harvest Capital Strategies’ hedge funds lost approximately 40 basis points in the second quarter of 2012 but could nevertheless meet its annual gross return objective of 10%, having generated a gross return of 6.6% for the first half of 2012.

A statement of the company’s principal transaction revenues for the quarter and six months ended June 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2012	Mar. 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Hedge fund investments	($248)	$2,744	$1,612	$2,496	$2,279

Principal investments:
Investment in New York Mortgage Trust	-	(209)	545	(209)	703
Other principal investments	901	(110)	-	791	(281)
Total principal investments	901	(319)	545	582	422

Venture investments:
Investment in Harvest Growth Capital	328	197	8	525	100
Other venture investments and warrants	279	502	268	781	618
Total venture investments	607	699	276	1,306	718

Principal transaction revenues net of non-controlling interest in Harvest Growth Capital	1,260	3,124	2,433	4,384	3,419

Non-controlling interest in Harvest Growth Capital	6,520	3,360	121	9,880	2,765

Total principal transaction revenues	$7,780	$6,484	$2,554	$14,264	$6,184

Of the $7.8 million of principal transaction revenues for the quarter ended June 30, 2012, $6.5 million was attributable to non-controlling interests in net realized and unrealized gains at Harvest Growth Capital, a venture capital fund managed by Harvest Capital Strategies that is consolidated under GAAP. GAAP accounting requires that JMP Group consolidate Harvest Growth Capital due to Harvest Capital Strategies’ role as the fund’s manager and managing member, despite the company’s ownership of just 4.5% of the fund. The presentation of adjusted net revenues elsewhere in this press release excludes non-controlling interests in Harvest Growth Capital; and, accordingly, the aforementioned $6.5 million of net realized and unrealized gains for the second quarter of 2012 is not included in adjusted net revenues. Net of non-controlling interests, JMP Group had a net realized and unrealized gain of $0.3 million on its investment in Harvest Growth Capital for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized net gains of $1.4 million due to the sale or payoff of 19 of the loans in its portfolio during the quarter, compared to $6.8 million in connection with 31 loans during the second quarter of 2011. For the six months ended June 30, 2012, realized gains amounted to $2.4 million as a result of the sale or payoff of 39 loans, compared to $13.6 million in connection with 70 loans for the six months ended June 30, 2011. For the quarter and six months ended June 30, 2012, realized gains of $0.8 million and $1.5 million, respectively, were due to the sale or payoff of loans acquired with JMP Credit in April 2009, compared to realized gains of $6.2 million and $12.0 million, respectively, for the quarter and six months ended June 30, 2011. At June 30, 2012, eight loans with an aggregate par value of $30.5 million and an associated liquidity discount of $7.6 million remained from the portfolio acquired in April 2009.

A loan loss provision of $1.4 million was recorded for the quarter, of which $1.0 million was with regard to an impaired acquired loan at JMP Credit and $0.4 million was as a general reserve in connection with performing loans at JMP Credit and Harvest Capital Credit, a small business lending strategy, both of which are currently consolidated under GAAP. At June 30, 2012, general loan loss reserves equaled 0.6% of gross performing loans, compared to 0.4% at June 30, 2011.

At June 30, 2012, gross impaired loans totaled $3.3 million, or 0.7% of gross loans outstanding, compared to $14.1 million, or 3.1% of gross loans outstanding, at June 30, 2011. With regard to impaired loans at June 30, 2012, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) equaled $3.3 million, or 100.0% of gross impaired loans outstanding. With regard to performing loans at June 30, 2012, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $15.1 million, or 3.3% of gross performing loans outstanding.

Other Income

Other income was $2.4 million for the quarter, an increase of 253.0% from $0.7 million for the second quarter of 2011. Of the $2.4 million recorded for the second quarter of 2012, $1.7 million was due to a fee paid by New York Mortgage Trust, Inc. upon termination of its advisory agreement with Harvest Capital Strategies. As a result, Harvest Capital Strategies no longer performs ongoing asset management duties for New York Mortgage Trust, and JMP Group no longer holds a strategic equity investment in New York Mortgage Trust. However, Harvest Capital Strategies will continue to earn performance-related incentive fee income on investments made during its tenure as advisor—primarily the mezzanine notes in Cratos CLO I, a collateralized loan obligation managed by JMP Credit Advisors—and will retain its minority ownership interest in RiverBanc LLC, an asset manager that invests in multifamily and commercial mortgages and commercial mortgage-backed securities. For the six months ended June 30, 2012, other income was $3.1 million, an increase of 108.1% from $1.5 million for the six months ended June 30, 2011. Excluding the termination fee of $1.7 million, other income fell 1.5% and 6.8% year-over-year for the quarter and six months ended June 30, 2012, respectively.

Net Interest Income

Interest income was $8.3 million for the quarter, and interest expense was $9.9 million, resulting in net interest expense of $1.6 million, compared to $1.1 million for the second quarter of 2011. Excluding net amortization expense related to liquidity discounts, net interest income was $5.4 million, compared to $4.7 million for the quarter ended June 30, 2011. The year-over-year increase was due to the launch of Harvest Capital Credit in September 2011 and the subsequent partial deployment of its committed capital. The net amortization expense, which reduced second quarter GAAP EPS by approximately $0.18, is expected to be extinguished in May 2013. For the six months ended June 30, 2012, net interest expense was $3.8 million, compared to net interest income of $0.9 million for the six months ended June 30, 2011; excluding net interest expense due to net amortization of liquidity discounts, net interest income was $10.4 million and $11.5 million, respectively, for the same periods.

Expenses

Compensation and Benefits

Compensation and benefits expense was $16.7 million for the quarter, compared to $22.0 million for the second quarter of 2011. For the second quarter of 2012, there was no non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with JMP Group’s May 2007 initial public offering, as the expense completely amortized in the first half of 2011 with the vesting of the final tranche of IPO-related RSUs. For the second quarter of 2011, non-cash compensation expense attributable to IPO-related RSUs was $0.4 million. For the second quarter of 2012, non-cash compensation expense attributable to performance-related and other RSUs granted subsequent to the company’s IPO was $0.2 million, compared to $0.1 million for the second quarter of 2011.

For the six months ended June 30, 2012, compensation and benefits expense was $38.5 million, compared to $50.2 million for the six months ended June 30, 2011, and there was no IPO-related RSU expense—as explained above—compared to $0.8 million for the same periods, respectively. For the six months ended June 30, 2012, non-cash compensation expense attributable to performance-related and other RSUs granted subsequent to the company’s IPO was $0.4 million, compared to $0.2 million for the six months ended June 30, 2011.

As a percentage of adjusted net revenues, compensation and benefits expense was 60.2% for the quarter, compared to 60.2% for the second quarter of 2011, and was 61.2% for the six months ended June 30, 2012, compared to 61.6% for the six months ended June 30, 2011. Excluding the cost of RSU grants, compensation and benefits expense was 59.5% of adjusted net revenues for the quarter, compared to 58.7% for the second quarter of 2011, and was 60.6% for the six months ended June 30, 2012, compared to 60.4% for the six months ended June 30, 2011.

Non-Compensation Expense

Non-compensation expense was $6.0 million for the quarter, compared to $6.6 million for the second quarter of 2011. For the six months ended June 30, 2012, non-compensation expense was $11.7 million, compared to $12.7 million for the six months ended June 30, 2011. As a percentage of adjusted net revenues, non-compensation expense was 21.6% for the quarter, compared to 18.0% for the second quarter of 2011, and was 18.5% for the six months ended June 30, 2012, compared to 15.6% for the six months ended June 30, 2011.

Personnel

At June 30, 2012, the company had 214 full-time employees, compared to 208 at the end of the prior quarter and 210 at June 30, 2011.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Capital Credit, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses loan loss provisions taken in connection with Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants and (iv) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, a venture capital fund, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and the external manager of Harvest Capital Credit; and, as a result of its ownership of each, JMP Group consolidates both entities in accordance with GAAP accounting standards and eliminates the fees in consolidation; presenting these fees as though Harvest Growth Capital and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.0 million and $14.2 million for the quarter and six months ended June 30, 2012, respectively;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  non-cash general loan loss provisions of $0.3 million and $0.5 million taken with regard to Harvest Capital Credit for the quarter and six months ended June 30, 2012, respectively;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and
  the non-controlling interest in net unrealized gains and losses generated by Harvest Growth Capital, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the fund; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

Additionally, management considers it instructive to further adjust the company’s adjusted net revenues to exclude the financial impact of gains or losses recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and six months ended June 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2012	Mar. 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenues:
Non-interest revenues	$28,235	$33,508	$32,529	$61,743	$73,451
Net interest income	(1,618)	(2,150)	(1,068)	(3,768)	912
Total net revenues	26,617	31,358	31,461	57,975	74,363
Asset management fees earned on Harvest Growth Capital and Harvest Capital Credit (1)	353	332	203	685	406
Dividend distribution from Harvest Capital Credit (1)	-	77	-	77	-
Less: Net interest income and other revenues from Harvest Capital Credit (1)	(475)	(339)	-	(814)	-

Total net revenues including fee revenues from consolidated entities	26,495	31,428	31,664	57,923	74,769

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	7,000	7,175	5,746	14,175	10,540
Amortization of intangible asset	-	-	100	-	200
Loan loss provision – Harvest Capital Credit	322	219	-	541
Net unrealized loss/(gain) on strategic equity investments and warrants	447	(321)	(824)	126	(1,221)
Non-controlling interest in net unrealized (gain) on Harvest Growth Capital	(6,520)	(3,360)	(121)	(9,880)	(2,765)
Adjusted net revenues	27,744	35,141	36,565	62,885	81,523

Subtract:
Net (loss)/gain on loan portfolio acquired	(183)	707	6,165	524	11,963
Adjusted net revenues excluding net gain on loan portfolio acquired	$27,927	$34,434	$30,400	$62,361	$69,560
(1)

Adjustments to reflect economic contributions from Harvest Growth Capital and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by the two entities would not be recorded by JMP Group.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusted net revenues provide useful information by excluding non-cash additions to and deductions from total net revenues as well as non-controlling interests and loan sale gains or losses that may otherwise obscure the company’s operating revenues and complicate an assessment of the company’s core business activities. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Capital Credit. JMP Group consolidates Harvest Growth Capital and Harvest Capital Credit in accordance with GAAP accounting standards; however, asset management fees generated by the funds are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and six months ended June 30, 2012 and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2012	Mar. 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Base management fees:
Fees reported as asset management fees	$2,462	$2,438	$2,316	$4,900	$4,590
Fees reported as other income	606	709	569	1,315	987
Fees earned at Harvest Growth Capital and Harvest Capital Credit	241	201	203	442	406
Total base management fees	3,309	3,348	3,088	6,657	5,983

Incentive fees:
Fees reported as asset management fees	1,030	1,036	3,730	2,066	4,609
Fees reported as other income	-	-	2	-	352
Fees earned at Harvest Growth Capital and Harvest Capital Credit	112	131	-	243	-
Total incentive fees	1,142	1,167	3,732	2,309	4,961

Other fee income:
Fundraising fees	26	27	111	53	171
New York Mortgage Trust termination fee	1,735	-	-	1,735	-
Total other fee income	1,761	27	111	1,788	171

Asset management-related fee revenues:
All fees reported as asset management fees	3,492	3,474	6,046	6,966	9,199
All fees reported as other income	2,367	736	682	3,103	1,510
All fees earned at Harvest Growth Capital and Harvest Capital Credit	353	332	203	685	406
Total asset management-related fee revenues	$6,212	$4,542	$6,931	$10,754	$11,115

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) excludes amortization expense related to an intangible asset, (iv) reverses loan loss provisions taken in connection with Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate of 42%. In particular, operating net income adjusts for:

  the grant of 1,931,060 restricted stock units, or RSUs, at the time of the company’s IPO, resulting in non-cash compensation expense in periods prior to the quarter ended September 30, 2011;
  the grant of RSUs subsequent to the company’s IPO, which resulted in non-cash compensation expense of $0.2 million and $0.4 million for the quarter and six months ended June 30, 2012, respectively;
  the non-cash net amortization of liquidity discounts at JMP Credit, due to scheduled contractual principal repayments, of $7.0 million and $14.2 million for the quarter and six months ended June 30, 2012, respectively;
  non-cash amortization, in connection with an intangible asset, of $0.1 million per quarter in certain periods prior to the quarter ended September 30, 2011;
  non-cash general loan loss provisions of $0.1 million and $0.2 million, after income tax expense and non-controlling interest, for the quarter and six months ended June 30, 2012 taken with regard to Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments in publicly traded New York Mortgage Trust, Inc. as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 42%.

Reconciliations of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	June 30, 2012	Mar. 31, 2012	June 30, 2011

Net (loss)/income attributable to JMP Group Inc.	($1,625)	$352	$1,518

Add back:
Income tax (benefit)/expense	(975)	322	1,281
(Loss)/income before taxes	(2,600)	674	2,799

Add back/(subtract):
Compensation expense – IPO-related RSUs	-	-	447
Compensation expense – post-IPO RSUs	208	180	122
Net amortization of liquidity discounts on loans and asset-backed securities issued	7,000	7,175	5,746
Amortization of intangible asset	-	-	100
Loan loss provision – Harvest Capital Credit	117	94	-
Unrealized loss/(gain) on strategic equity investments and warrants	447	(321)	(824)
Operating income before taxes	5,172	7,802	8,390

Income tax expense (assumed rate of 42%)	2,172	3,277	3,524
Operating net income	$3,000	$4,525	$4,866

Operating net income per share:
Basic	$0.13	$0.20	$0.22
Diluted	$0.13	$0.19	$0.22

Weighted average shares outstanding:
Basic	22,772	22,180	22,254
Diluted	22,859	23,273	22,613

	Six Months Ended
(in thousands, except per share amounts)	June 30, 2012	June 30, 2011

Net (loss)/income attributable to JMP Group Inc.	($1,273)	$5,056

Add back:
Income tax (benefit)/expense	(653)	3,764
(Loss)/income before taxes	(1,926)	8,820

Add back/(subtract):
Compensation expense – IPO-related RSUs	-	778
Compensation expense – post-IPO RSUs	388	248
Net amortization of liquidity discounts on loans and asset-backed securities issued	14,175	10,540
Amortization of intangible asset	-	200
Loan loss provision – Harvest Capital Credit	211	-
Unrealized loss/(gain) on strategic equity investments and warrants	126	(1,221)
Operating income before taxes	12,974	19,365

Income tax expense (assumed rate of 42%)	5,449	8,133
Operating net income	$7,525	$11,232

Operating net income per share:
Basic	$0.33	$0.51
Diluted	$0.33	$0.49

Weighted average shares outstanding:
Basic	22,476	22,050
Diluted	23,057	22,720

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Adjusted Operating Net Income

Adjusted operating net income excludes from operating net income the financial contribution of gains or losses recognized by JMP Credit Corporation due to the sale or payoff of loans originally included in the portfolio acquired by JMP Group in April 2009. Management believes that this metric can be instructive to investors who wish to assess the company’s core earnings over time without regard to a relatively volatile revenue stream. By excluding profits from sales and payoffs of acquired loans, management intends to represent the earnings power of the company’s core businesses and ongoing operations. Moreover, the company utilizes adjusted operating net income as a threshold for the vesting of its performance-related RSUs.

Reconciliations of JMP Group’s operating net income to its adjusted operating net income for the quarter and six months ended June 30, 2012 and for comparable prior periods are set forth below.

	Quarter Ended
(in thousands, except per share amounts)	June 30, 2012	Mar. 31, 2012	June 30, 2011

Operating net income	$3,000	$4,525	$4,866

Add back:
Income tax expense (assumed rate of 42%)	2,172	3,277	3,524
Operating income before taxes	5,172	7,802	8,390

Subtract:
(Loss)/earnings from gains on loan portfolio acquired	(110)	424	3,699
Adjusted operating income before taxes	5,282	7,378	4,691

Income tax expense (assumed rate of 42%)	2,218	3,099	1,970
Adjusted operating net income	$3,064	$4,279	$2,721

Adjusted operating net income per share:
Basic	$0.13	$0.19	$0.12
Diluted	$0.13	$0.18	$0.12

Weighted average shares outstanding:
Basic	22,772	22,180	22,254
Diluted	22,859	23,273	22,613

	Six Months Ended
(in thousands, except per share amounts)	June 30, 2012	June 30, 2011

Operating net income	$7,525	$11,232

Add back:
Income tax expense (assumed rate of 42%)	5,449	8,133
Operating income before taxes	12,974	19,365

Subtract:
Earnings from gains on loan portfolio acquired	314	7,178
Adjusted operating income before taxes	12,660	12,187

Income tax expense (assumed rate of 42%)	5,317	5,119
Adjusted operating net income	$7,343	$7,068

Adjusted operating net income per share:
Basic	$0.33	$0.32
Diluted	$0.32	$0.31

Weighted average shares outstanding:
Basic	22,476	22,050
Diluted	23,057	22,720

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that these presentations enable investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Capital Credit, (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Corporation, (iii) exclude amortization expense related to an intangible asset, (iv) reverse loan loss provisions taken in connection with Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses stock-based compensation expense related to equity awards granted both at the time of JMP Group’s May 2007 initial public offering and thereafter. For the purposes of calculating operating net income, an effective tax rate of 42% is assumed.

Statements of JMP Group’s operating net income on a segment basis for the quarter and six months ended June 30, 2012 are set forth below.

	Quarter Ended June 30, 2012
		Harvest	JMP			Operating	HGC	HCC	Consoli-
	JMP	Capital	Credit		Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Securities	Strategies	Corp.	Corporate	ations	Group	dation	dation	Group

Revenues:
Investment banking	$9,205	-	-	-	-	$9,205	-	($72)	$9,133
Brokerage	5,412	-	-	-	-	5,412	-	-	5,412
Asset management-related fees (1)	(26)	$6,353	$24	($54)	($85)	6,212	($164)	(149)	5,899
Principal transactions (2)	81	1,276	81	377	-	1,815	6,520	(105)	8,230
Gain on sale and payoff of loans	-	-	1,449	-	-	1,449	-	-	1,449
Net dividend income	(9)	-	-	-	-	(9)	-	-	(9)
Net interest income (3)	2	77	4,606	81	-	4,766	-	613	5,379
Provision for loan losses (4)	-	-	(1,107)	-	-	(1,107)	-	-	(1,107)
Adjusted net revenues	14,665	7,706	5,053	404	(85)	27,743	6,356	287	34,386

Expenses:
Non-interest expenses (5)	14,113	5,836	(429)	3,001	(85)	22,436	24	18	22,478

Less: Non-controlling interest (6)	-	-	135	-	-	135	6,332	269	6,736
Operating income before taxes	552	1,870	5,347	(2,597)	-	5,172	-	-	5,172

Income tax expense/(benefit) (assumed rate of 42%)	231	785	2,247	(1,091)	-	2,172	-	-	2,172
Operating net income/(loss)	$321	$1,085	$3,100	($1,506)	-	$3,000	-	-	$3,000

Operating net income/(loss) per share:
Basic	$0.01	$0.05	$0.14	($0.07)	-	$0.13	-	-	$0.13
Diluted	$0.01	$0.05	$0.14	($0.07)	-	$0.13	-	-	$0.13

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$5,347			$5,172			$5,172
Less: Earnings contribution from gain on loan portfolio acquired			(110)			(110)			(110)
Adjusted operating income before taxes			5,457			5,282			5,282

Income tax expense (assumed rate of 42%)			2,292			2,218			2,218
Adjusted operating net income			$3,165			$3,064			$3,064

Adjusted operating net income/(loss) per share:
Basic	$0.01	$0.05	$0.14	($0.07)	-	$0.13	-	-	$0.13
Diluted	$0.01	$0.05	$0.14	($0.07)	-	$0.13	-	-	$0.13

(1)

Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $0.3 million are eliminated upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(2)

Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to Harvest Growth Capital as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized gains totaling $6.4 million are recognized upon consolidation of the entities.

(3)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.
(4)	Excludes general loan loss provision at Harvest Capital Credit in the amount of $0.3 million.
(5)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $42,000 that are recognized upon consolidation of Harvest Growth Capital and Harvest Capital Credit.
(6)

Excludes non-controlling interests totaling $6.6 million in the net realized and unrealized gains of Harvest Growth Capital and Harvest Capital Credit that are recognized upon consolidation of the entities.

	Six Months Ended June 30, 2012
		Harvest	JMP			Operating	HGC	HCC	Consoli-
	JMP	Capital	Credit		Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Securities	Strategies	Corp.	Corporate	ations	Group	dation	dation	Group

Revenues:
Investment banking	$25,918	-	-	-	-	$25,918	-	($124)	$25,794
Brokerage	10,904	-	-	-	-	10,904	-	-	10,904
Asset management-related fees (1)	(26)	$11,026	$63	($54)	($255)	10,754	($402)	(244)	10,108
Principal transactions (2)	296	2,747	245	1,291	-	4,579	9,880	(67)	14,392
Gain on sale and payoff of loans	-	-	2,439	-	-	2,439	-	-	2,439
Net dividend income	(23)	77	-	-	-	54	-	(77)	(23)
Net interest income (3)	50	81	9,214	92	-	9,437	-	967	10,404
Provision for loan losses (4)	-	-	(1,200)	-	-	(1,200)	-	-	(1,200)
Adjusted net revenues	37,119	13,931	10,761	1,329	(255)	62,885	9,478	455	72,818

Expenses:
Non-interest expenses (5)	33,108	10,603	(682)	6,865	(255)	49,639	45	60	49,744

Less: Non-controlling interest (6)	-	-	272	-	-	272	9,433	395	10,100
Operating income before taxes	4,011	3,328	11,171	(5,536)	-	12,974	-	-	12,974

Income tax expense/(benefit) (assumed rate of 42%)	1,684	1,397	4,693	(2,325)	-	5,449	-	-	5,449
Operating net income/(loss)	$2,327	$1,931	$6,478	($3,211)	-	$7,525	-	-	$7,525

Operating net income/(loss) per share:
Basic	$0.10	$0.08	$0.29	($0.14)	-	$0.33	-	-	$0.33
Diluted	$0.10	$0.08	$0.29	($0.14)	-	$0.33	-	-	$0.33

Reconciliation to Adjusted Operating Net Income

Operating income before taxes			$11,171			$12,974			$12,974
Less: Earnings contribution from gain on loan portfolio acquired			314			314			314
Adjusted operating income before taxes			10,857			12,660			12,660

Income tax expense (assumed rate of 42%)			4,560			5,317			5,317
Adjusted operating net income			$6,297			$7,343			$7,343

Adjusted operating net income/(loss) per share:
Basic	$0.10	$0.08	$0.28	($0.14)	-	$0.33	-	-	$0.33
Diluted	$0.10	$0.08	$0.28	($0.14)	-	$0.32	-	-	$0.32

(1)

Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $0.6 million are eliminated upon consolidation of Harvest Growth Capital and Harvest Capital Credit.

(2)

Reverses net unrealized gains and losses on strategic equity investments and warrants and excludes non-controlling interests in net realized and unrealized gains and losses related to Harvest Growth Capital as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized gains totaling $9.8 million are recognized upon consolidation of the entities.

(3)	Excludes expense related to the non-cash net amortization of liquidity discounts at JMP Credit Corporation and amortization expense related to an intangible asset.
(4)	Excludes general loan loss provision at Harvest Capital Credit in the amount of $0.5 million.
(5)	Reverses stock-based compensation expense and excludes fund-related expenses totaling $105,000 that are recognized upon consolidation of Harvest Growth Capital and Harvest Capital Credit.
(6)

Excludes non-controlling interests totaling $9.8 million in the net realized and unrealized gains of Harvest Growth Capital and Harvest Capital Credit that are recognized upon consolidation of the entities.

Adjusted Tangible Book Value per Share

At June 30, 2012, JMP Group’s tangible book value per share was $5.43, compared to $5.52 at March 31, 2012 and $5.91 at June 30, 2011. Adjusting book value to reflect the net liquidity discount on JMP Credit Corporation’s loan portfolio and asset-backed securities issued, JMP Group’s adjusted tangible book value per share at June 30, 2012 would have been $4.77, as indicated by the table below.

(in thousands, except per share amounts)	June 30, 2012	Mar. 31, 2012	June 30, 2011

Total JMP Group stockholders' equity	$123,385	$125,871	$132,360
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	123,385	125,871	132,360

Liquidity discount on loans	7,582	13,894	20,880
Liquidity discount on asset-backed securities issued	(33,097)	(41,392)	(64,923)
Net liquidity discount	(25,515)	(27,498)	(44,043)
Income tax benefit (assumed rate of 42%)	10,716	11,549	18,498
Net after-tax liquidity discount	(14,799)	(15,949)	(25,545)

Adjusted tangible stockholders' equity	$108,586	$109,922	$106,815

Adjusted tangible book value per share	$4.77	$4.82	$4.77

Basic shares outstanding	22,742	22,812	22,388

Quarterly operating ROATE (1)	11.0%	16.7%	18.2%
LTM operating ROATE (1)	12.5%	14.2%	22.6%
Quarterly operating ROATE (1) excluding the financial impact of gains on acquired loans	11.2%	15.8%	10.2%
LTM operating ROATE (1) excluding the financial impact of gains on acquired loans	11.9%	11.6%	12.1%

(1)	Return on adjusted tangible equity equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended June 30, 2012, JMP Group repurchased 46,500 shares of its common stock at an average price of $6.10 per share, or $0.3 million in total. At quarter-end, approximately 465,000 shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligation or in its small business lending portfolio; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on March 12, 2012 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2011 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, July 25, 2012. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 12253735.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC.
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	June 30, 2012	Dec. 31, 2011

Assets

Cash and cash equivalents	$63,005	$70,363
Restricted cash and deposits	47,345	48,440
Receivable from clearing broker	1,003	1,138
Marketable securities owned, at fair value	15,625	24,309
Other investments	77,008	51,706
Loans held for sale	2,814	2,957
Loans collateralizing asset-backed securities issued, net of purchase discounts and allowance for loan losses	417,349	410,770
Small business loans, net of allowance for loan losses	21,454	7,477
Deferred tax assets	21,051	26,221
Other assets	19,274	17,240
Total assets	$685,928	$660,621

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$12,083	$10,921
Accrued compensation	24,441	38,143
Asset-backed securities issued, net of purchase discounts	397,906	381,556
Note payable	27,341	19,222
Deferred tax liability	17,225	23,214
Other liabilities	28,879	31,081
Total liabilities	507,875	504,137

Redeemable non-controlling interest	106	50

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	123,385	129,705
Non-redeemable non-controlling interest	54,562	26,729
Total equity	177,947	156,434
Total liabilities and stockholders' equity	$685,928	$660,621

JMP GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenues:
Investment banking	$9,133	$10,059	$25,792	$30,284
Brokerage	5,412	6,187	10,904	12,472
Asset management fees	3,492	6,046	6,966	9,199
Principal transactions	7,780	2,554	14,264	6,184
Gain on sale and payoff of loans	1,449	6,837	2,439	13,608
Net dividend (expense)/income	(9)	298	(23)	548
Other income	2,407	682	3,142	1,510
Non-interest revenues	29,664	32,663	63,484	73,805

Interest income	8,260	7,728	15,718	18,348
Interest expense	(9,878)	(8,796)	(19,486)	(17,436)
Net interest (expense)/income	(1,618)	(1,068)	(3,768)	912

Provision for loan losses	(1,429)	(134)	(1,741)	(354)
Total net revenues	26,617	31,461	57,975	74,363

Non-interest expenses:
Compensation and benefits	16,704	22,017	38,475	50,248
Administration	1,709	1,744	2,959	2,814
Brokerage, clearing and exchange fees	858	1,179	1,755	2,277
Travel and business development	987	791	1,689	1,461
Communications and technology	825	995	1,733	1,916
Occupancy	721	777	1,538	1,442
Professional fees	718	797	1,357	1,505
Depreciation	217	179	416	337
Impairment loss on intangible asset	-	-	-	700
Other	(51)	134	213	238
Total non-interest expenses	22,688	28,613	50,135	62,938

Income before income tax expense	3,929	2,848	7,840	11,425
Income tax (benefit)/expense	(975)	1,281	(653)	3,764
Net income	4,904	1,567	8,493	7,661
Less: Net income attributable to noncontrolling interest	6,529	49	9,766	2,605
Net (loss)/income attributable to JMP Group Inc.	($1,625)	$1,518	($1,273)	$5,056

Net (loss)/income attributable to JMP Group Inc. per share:
Basic	($0.07)	$0.07	($0.06)	$0.23
Diluted	($0.07)	$0.07	($0.06)	$0.22

Weighted average common shares outstanding:
Basic	22,772	22,254	22,476	22,050
Diluted	22,859	22,613	23,057	22,720

CONTACT:
Investor Relations
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com